INTERGRAPH CORPORATION AND SUBSIDIARIES

            EXHIBIT 11 ---- COMPUTATION OF EARNINGS (LOSS) PER SHARE


YEAR ENDED DECEMBER 31,                     1994            1993         1992
                                   -------------  --------------  ------------

Primary:
  Weighted average common shares
   outstanding                        44,860,000      46,199,000   47,616,000
  Net common shares issuable on
   exercise of certain stock
   options (1)                               ---             ---      404,000
                                   -------------  --------------  -----------
  Average common and equivalent
   common shares outstanding          44,860,000      46,199,000   48,020,000
                                   =============  ==============  ============
  Income (loss) before cumulative
    effect of change in accounting
    for income taxes               $(70,220,000)  $(118,542,000)   $8,442,000

  Cumulative effect of change in
    accounting for income taxes              ---       2,500,000          ---
                                   -------------  --------------   -----------
  Net income (loss)                $(70,220,000)  $(116,042,000)   $8,442,000
                                   =============  ==============   ===========
  Earnings (loss) per share:
  Income (loss) before
   cumulative effect of change in
   accounting for income taxes           $(1.56)         $(2.56)         $.18

  Cumulative effect of change in
   accounting for income taxes               ---             .05          ---
                                   -------------  --------------  ------------
  Net income (loss) per share            $(1.56)         $(2.51)         $.18
                                   =============  ==============  ============

Fully diluted:
  Weighted average common shares
   outstanding                        44,860,000      46,199,000   47,616,000
  Net common shares issuable on
   exercise of certain stock
   options (1)                               ---             ---      404,000
                                   -------------  --------------  ------------
  Average common and equivalent
   common shares outstanding          44,860,000      46,199,000   48,020,000
                                   =============  ==============  ============
  Income (loss) before cumulative
   effect of change in accounting
   for income taxes                ($70,220,000)  $(118,542,000)   $8,442,000

  Cumulative effect of change in
   accounting for income taxes               ---       2,500,000          ---
                                   -------------  --------------  -------------
  Net income (loss)                ($70,220,000)  $(116,042,000)   $8,442,000
                                   =============  ==============  ============

  Earnings (loss) per share:
  Income (loss) before cumulative
   effect of change in accounting
   for income taxes                      $(1.56)         $(2.56)         $.18

  Cumulative effect of change in
   accounting for income taxes               ---             .05          ---
                                   -------------  --------------  ------------
  Net income (loss) per share            ($1.56)         $(2.51)         $.18
                                   =============  ==============  ============

(1) Net common shares issuable on exercise of certain stock options is calculated based on the treasury stock method using the average market price for the primary calculation and the ending market price, if higher than the average, for the fully diluted calculation.